UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 24, 2005

Delphi Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473

(State or	(Commission File Number)	(IRS Employer Identification No.)
Other Jurisdiction
of Incorporation)

5725 Delphi Drive, Troy, MI	48098

(Address of Principal Executive Offices)	(Zip Code)

(248) 813-2000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
Special Retention Agreement with Mr. Rodney O'Neal

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On Wednesday, June 24, 2005, Delphi Corporation (“Delphi”) entered into a special retention agreement with Mr. Rodney O’Neal, president and chief operating officer. Based upon the Board’s decision to replace Mr. Battenberg with an external candidate as well as its determination that Mr. O’Neal’s continued leadership during and after the transition to a new chairman and chief executive officer was vital, Mr. O’Neal is to be provided a lump sum payment of $1,000,000 in the event Mr. O’Neal is not selected by Delphi’s current Board of Directors as a successor if and when Mr. Miller vacates his position as chief executive officer. Additionally, the Board approved a revised compensation package for Mr. O’Neal:

Annual Base Salary:	$1,150,000
Recognition and Retention Grant:	$800,000

A copy of the agreement reached with Mr. O’Neal is filed as an exhibit to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits. The following exhibit is being filed as part of this report.

Exhibit
Number	Description

99 (a)	Special Retention Agreement with Mr. Rodney O’Neal dated June 24, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION
(Registrant)

Date: June 24, 2005

By: /s/ JOHN D. SHEEHAN

(John D. Sheehan, Acting Chief Financial Officer, Chief Accounting Officer and Controller)

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

EX-99 (a)	Special Retention Agreement with Mr. Rodney O’Neal dated June 24, 2005